Exhibit 99.1

PhenixFIN Corporation Announces Fiscal Second Quarter 2024 Financial Results

NAV Per Share Grew 22% In Last 12 Months

Expanded Credit Facility To $62.5 Million

New York, NY, May 10, 2024 -- PhenixFIN Corporation (NASDAQ: PFX, PFXNZ) (the “Company”), a publicly traded business development company, today announced its financial results for the fiscal second quarter of 2024.

Highlights

●	Second quarter total investment income of $4.7 million; net investment income of $0.6 million

●	Net asset value (NAV) of $154.3 million, or $76.35 per share as of March 31, 2024

●	Weighted average yield was 13.6% on debt and other income producing investments

●	Repurchased 40,000 shares during the second fiscal quarter

●	On February 21, 2024, the Credit Facility was amended to increase the principal amount available to $62.5 million.

●	On May 9, 2024 the Board of Directors declared a special dividend of $1.31 per share. This dividend is payable on June 10, 2024 to stockholders of record as of May 27, 2024.

David Lorber, Chief Executive Officer of the Company, stated:

“We continue to be pleased with our progress in growing our NAV per share as various investments have generated favorable investment income and/or capital appreciation. We continue to pursue NAV per share growth over time. We are also excited for potential future investments that should provide additional growth opportunities.

In addition, we are pleased to announce a special dividend of $1.31 per share for 2023 spillover income.”

Selected Second Quarter 2024 Financial Results for the Quarter Ended March 31, 2024:

Total investment income was $4.7 million which was attributable to portfolio interest and dividend income.

Total expenses were $4.1 million and total net investment income was $0.6 million.

The Company recorded total realized and unrealized gains of $4.8 million due to appreciation in various investments.

Portfolio and Investment Activities for the Quarter Ended March 31, 2024:

The fair value of the Company’s investment portfolio totaled $220.0 million and consisted of 41 portfolio companies.

Liquidity and Capital Resources

At March 31, 2024, the Company had $19.1 million in cash and cash equivalents, $57.5 million in aggregate principal amount of its 5.25% unsecured notes due 2028 and $28.4 million outstanding under the Credit Facility.

ABOUT PHENIXFIN CORPORATION

PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

 Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to deliver value to shareholders, make additional acquisitions that provide additional growth opportunities, increase investment activity, grow the Company, increase net investment income, reduce operating expenses, implement its investment objective, source and capitalize on investment opportunities, grow its net asset value (NAV) and NAV per share and perform well in the prevailing market environment, the ability of our portfolio companies to perform well and generate income and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Past performance is not a guarantee of future results. The press release contains unaudited financial results. For ease of review, we have excluded the word “approximately” when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION

Consolidated Statements of Assets and Liabilities

	March 31, 2024 (Unaudited)	September 30, 2023
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $138,055,022 and $134,339,121 respectively)	$132,407,942	$125,531,031
Affiliated investments (amortized cost of $20,564,242 and $48,233,910, respectively)	14,333,867	37,289,617
Controlled investments (amortized cost of $90,793,284 and $82,437,692, respectively)	73,307,525	63,640,043
Total Investments at fair value	220,049,334	226,460,691
Cash and cash equivalents	19,123,796	5,988,223
Receivables:
Interest receivable	920,769	971,115
Dividends receivable	243,302	161,479
Other receivable	-	31,425
Due from Affiliate	5,326,933	409,214
Other assets	1,173,608	833,000
Deferred financing costs	724,568	699,124
Prepaid share repurchase	132,295	199,019
Receivable for investments sold	-	3,940,175
Total Assets	$247,694,605	$239,693,465

Liabilities:
Credit facility and note payable (net of debt issuance costs of $1,522,586 and $1,688,835, respectively)	$84,419,355	$84,253,106
Payable for investments purchased	5,036,284	4,123,059
Accounts payable and accrued expenses	2,707,303	3,066,984
Interest and fees payable	724,564	690,398
Other liabilities	360,477	432,698
Due to Affiliate	99,725	-
Administrator expenses payable (see Note 6)	75,000	-
Deferred revenue	-	421,685
Total Liabilities	93,422,708	92,987,930

Commitments and Contingencies (see Note 8)

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued; 2,020,490 and 2,073,713 common shares outstanding, respectively	2,021	2,074
Capital in excess of par value	692,472,513	694,812,239
Total distributable earnings (loss)	(538,202,637)	(548,108,778)
Total Net Assets	154,271,897	146,705,535
Total Liabilities and Net Assets	$247,694,605	$239,693,465

Net Asset Value Per Common Share	$76.35	$70.75

PHENIXFIN CORPORATION

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2024	2023	2024	2023

Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$1,950,898	$2,116,741	$4,633,041	$4,032,782
Payment in-kind	90,530	119,593	181,204	225,780
Affiliated investments:
Cash	276,484	261,028	732,176	459,481
Payment in-kind	-	-	-	-
Controlled investments:
Cash	294,028	57,188	580,266	251,815
Payment in-kind	118,864	155,994	268,831	245,737
Total interest income	2,730,804	2,710,544	6,395,518	5,215,595
Dividend income	1,652,262	1,503,375	3,665,988	3,535,733
Interest from cash and cash equivalents	199,266	125,471	240,374	217,697
Fee income (see Note 9)	76,517	171,055	78,625	244,654
Other income	-	401,986	22	401,986
Total Investment Income	4,658,849	4,912,431	10,380,527	9,615,665

Expenses:
Interest and financing expenses	1,567,352	1,381,596	3,109,413	2,614,772
Salaries and benefits	1,524,508	802,090	2,949,500	1,659,623
General and administrative expenses	310,776	201,181	635,837	421,158
Professional fees, net	343,150	377,229	700,704	725,146
Directors fees	187,500	176,500	375,000	370,500
Insurance expenses	96,694	121,387	194,450	245,471
Administrator expenses (see Note 6)	57,550	77,937	135,402	155,821
Total expenses	4,087,530	3,137,920	8,100,306	6,192,491
Net Investment Income	571,319	1,774,511	2,280,221	3,423,174

Realized and unrealized gains (losses) on investments
Non-controlled, non-affiliated investments	200,754	(838,070)	430,558	(824,622)
Affiliated investments	(1,991,456)	-	(1,991,456)	-
Controlled investments	-	23,273	-	23,273
Total net realized gains (losses)	(1,790,702)	(814,797)	(1,560,898)	(801,349)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	1,796,767	803,513	3,161,010	2,326,612
Affiliated investments	2,282,655	274,063	4,713,918	989,600
Controlled investments	2,512,263	4,670,928	1,311,890	4,722,097
Total net change in unrealized gains (losses)	6,591,685	5,748,504	9,186,818	8,038,309
Total realized and unrealized gains (losses)	4,800,983	4,933,707	7,625,920	7,236,960

Net Increase (Decrease) in Net Assets Resulting from Operations	$5,372,302	$6,708,218	$9,906,141	$10,660,134

Weighted average basic and diluted earnings per common share	$2.62	$3.20	$4.81	$5.08
Weighted average common shares outstanding - basic and diluted (see Note 11)	2,048,622	2,095,193	2,060,723	2,098,041

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